UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 16, 2008, ProLink Solutions, LLC, d/b/a ProLink Capital, a Delaware limited liability company (“ProLink”) and wholly-owned subsidiary of ProLink Holdings Corp., entered into an agreement with FOC Financial Limited Partnership (“FOC”) (the “FOC Agreement”) whereby FOC purchased the rights to collect fees and other payments under a certain agreement, dated April 3, 2008, by and between ProLink and Pacific Air Forces (“PACAF”) for $1,761,000 (the “Purchase Price”) (the “PACAF Agreement”). Under the PACAF Agreement, ProLink agreed to install, service, support and maintain ProLink’s Global Positioning System (“GPS”). Pursuant to the FOC Agreement and in consideration of the Purchase Price, ProLink agreed to remarket to certain available purchasers any units of GPS that may be returned on behalf of FOC and, in the event of a change of control of ProLink purchase FOC’s remaining interest in the Agreement upon FOC's election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.
Dated: May 22, 2008

/s/ Lawrence D. Bain
Lawrence D. Bain
Chief Executive Officer